EXHIBIT 10.13
SUBSCRIPTION AGREEMENT
     SUBSCRIPTION AGREEMENT (this “Agreement”) made as of this 2nd day of June, 2008 for the benefit of Regian Acquisition Corp., a Delaware corporation (the “Company”), having its principal place of business at 191 Post Road West, Westport, Connecticut 06880 by Regian Holdings, LLC (“Subscriber”).
     WHEREAS, the Company desires to sell in a private placement an aggregate of 2,850,000 warrants (the “Warrants”) of the Company for a purchase price of $1.00 per Warrant. Each Warrant is exercisable to purchase one share of the Company’s common stock, par value $0.0001 per share (the “Common Stock”), at an exercise price of $7.50 per share, subject to adjustments, during the period commencing on the later of: (i) the date on which the Company completes its Business Combination (as such term is defined in the registration statement on Form S-1 relating to the Company’s IPO (as defined below)), or (ii) the date which is one year from the date of the final prospectus relating to the Company’s IPO, subject to certain conditions relating to the market price of the Common Stock and other matters. The Warrants will expire at 5:00 p.m., New York City time, on the date which is five years from the date of the final prospectus relating to the Company’s IPO or earlier upon liquidation of the Company’s Trust Account (as defined below). For purposes of this Agreement, “Business Day” means any day on which the American Stock Exchange is open for trading; and
     WHEREAS, Subscriber wishes to purchase the Warrants and the Company wishes to accept such subscription.
     NOW, THEREFORE, in consideration of the premises and the mutual covenants hereinafter set forth and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Company and Subscriber hereby agree as follows
     1. Agreement to Subscribe
     1.1. Purchase and Issuance of the Warrants. Upon the terms and subject to the conditions of this Agreement, Subscriber hereby agrees to purchase from the Company, and the Company hereby agrees to sell to the Subscriber, on the Closing Date (as defined below), the Warrants for an aggregate purchase price of $2,850,000 (the “Purchase Price”).
     1.2. Delivery of the Purchase Price. Upon execution of this Agreement, the undersigned is hereby bound to fulfill its obligations hereunder and hereby irrevocably commits to deliver into a trust account (the “Trust Account”) at a financial institution to be chosen by the Company, maintained by Continental Stock Transfer & Trust Company, acting as trustee, on the Closing Date, the Purchase Price by wire transfer of immediately available funds at the Closing.
     1.3. Closing. The closing (the “Closing”) of the purchase and sale of the Warrants (the “Placement”), shall take place at the offices of the Company, immediately prior to the date of the final prospectus relating to its initial public offering (the “IPO”) of units of Common Stock and Warrants (the “Closing Date”).
     2. Representations and Warranties of the Subscriber
     Subscriber represents and warrants to the Company and agrees with the Company that:
     2.1. No Government Recommendation or Approval. Subscriber understands that no United States federal or state agency or similar agency of any other country has passed upon or made any recommendation or endorsement of the Company or the Placement of the Warrants or the Common Stock issuable on exercise of the Warrants (the “Warrant Shares” and, collectively with the Warrants, the “Securities”) or the fairness or suitability of the investment in the Securities by the Subscriber nor have such authorities passed upon or endorsed the merits of the Placement of the Securities.
     2.2. Experience, Financial Capability and Suitability. The Subscriber is sufficiently experienced in financial and business matters to be capable of evaluating the merits and risks of this investment and to make an informed decision relating thereto. The Subscriber is aware his investment in the Company is a speculative investment involving a high degree of risk that has limited liquidity, because of the restrictions on resale of the Warrants and because there may never be an established market for the Warrants (and the shares of Common Stock issuable upon exercise of the underlying Warrants). The Subscriber has the financial capability for making the investment and the investment is a suitable one for the Subscriber. The Subscriber can, without impairing his financial condition, hold the Warrants in the amount contemplated by this Agreement for an indefinite period of time. Subscriber has adequate means of providing for its current financial needs and contingencies and will have no current or anticipated future needs for liquidity which would be jeopardized by the investment in the Warrants. The Subscriber can afford a complete loss of the investment in the Warrants. The Subscriber acknowledges that the Company has urged the Subscriber to seek independent advice from professional advisors relating to the suitability of an investment in the Company and in connection with this Agreement, and that the Subscriber has sought and received such independent professional advice with respect to such investment and this Agreement or, after careful consideration, the Subscriber has determined not to seek and/or receive such independent professional advice. Subscriber is purchasing the Warrants for investment for the Subscriber’s own account only and not with the a view to, or for resale in connection with, any “distribution” thereof within the meaning of the Securities Act of 1933, as amended (the “Securities Act”). The Subscriber understands that the Company is a blank check development stage company recently formed for the purpose of consummating a Business Combination (as defined below) and understands that there is no assurance as to the future performance of the Company or that the Company may ever effect a Business Combination.
     2.3. Access to Information. Prior to the execution of this Agreement, the Subscriber has had the opportunity to ask questions of and receive answers from representatives of the Company concerning an investment in the Company, as well as the finances, operations, business and prospects of the Company, and the opportunity to obtain additional information to verify the accuracy of all information so obtained in order to make an informed and knowledgeable decision to acquire the Warrants. Prior to the execution of this Agreement, the Subscriber has been furnished with all materials relating to the Company’s finances, operations, business and prospects of the Company related to the offer and sale of the Warrants.
     2.4 Regulation D Offering. Subscriber understands that the Securities have not been registered under the Securities Act of 1933, as amended (the “Securities Act”) or any state securities law by reason of a specific exemption therefrom, and that the Company is relying on the truth and accuracy of, and the Subscriber’s compliance with, the representations and warranties and agreements of the Subscriber set forth herein to determine the availability of such exemptions and the eligibility of the Subscriber to acquire such Securities, including, but not limited to, the bona fide nature of the Subscriber’s investment intent as expressed herein. Subscriber represents that it is an “accredited investor” as such term is defined in Rule 501(a) of Regulation D under the Securities Act and acknowledges the sale contemplated hereby is being made in reliance on a private placement exemption to “accredited investors” within the meaning of Section 501(a) of Regulation D under the Securities Act or similar exemptions under state law and, accordingly, such Securities will be “restricted securities” within the meaning of Rule 144(a)(3) under the Securities Act, and therefore Subscriber further acknowledges and understands that the Securities must be held indefinitely and may not be offered, sold, transferred, pledged or otherwise disposed of unless registered under the Securities Act and, if applicable, the securities laws of any applicable state or other jurisdiction or in the absence of such registration upon delivery to the Company of an opinion of counsel satisfactory to the Company that such registration is not required and Subscriber understands the certificates representing the Securities will contain a legend in respect of such restrictions. The Subscriber did not decide to enter into this Agreement as a result of any general solicitation or general advertising within the meaning of Rule 502 under the Securities Act.
     2.5. Intent. Subscriber is purchasing the Securities solely for investment purposes, for the Subscriber’s own account and not for the account or benefit of any person or entity, and not with a view towards the distribution thereof and Subscriber has no present arrangement to sell the Securities to or through any person or entity. Subscriber shall not engage in hedging transactions with regard to the Warrants and the underlying securities unless in compliance with the Securities Act and other applicable laws.
     2.6. Restrictions on Transfer. Subscriber acknowledges and understands the Warrants are being offered in a transaction not involving a public offering within the meaning of the Securities Act and that the Securities have not been registered under the Securities Act, and, if in the future the Subscriber decides to offer, sell, transfer, pledge or otherwise dispose of the Securities, such Securities may be offered, sold, transferred, pledged or otherwise disposed of only if registered under the Securities Act and, if applicable, the securities laws of any applicable state or other jurisdiction or pursuant to an exemption from such registration and upon delivery to the Company of an opinion of counsel satisfactory to the Company that such registration is not required. Absent registration or an available exemption from registration, the Subscriber agrees it will not resell or otherwise transfer any Securities.
     2.7. Rule 144. From time to time, Subscriber may be eligible to sell all or some of its Securities by means of ordinary brokerage transactions in the open market pursuant to Rule 144,

promulgated under the Securities Act, subject to certain limitations. Subscriber understands and acknowledges that pursuant to Rule 144, after satisfying a six month holding period: (i) affiliated Subscribers may, under certain circumstances, sell within any three month period a number of securities which does not exceed the greater of 1% of the then outstanding Securities of the same class or the average weekly trading volume of the class during the four calendar weeks prior to the filing of a Notice on Form 144 with respect to such sale and (ii) non-affiliated Subscribers may sell without such limitations, provided the Company is current in its public reporting obligations. Rule 144 also permits the sale of securities by non-affiliates that have satisfied a one year holding period without any limitation or restriction. Subscriber further understands and acknowledges that because the Company is a shell company, Subscriber may not sell the Securities under Rule 144 unless the following conditions are met: (1) the Company has ceased to be a shell company, (2) the Company is subject to the reporting requirements of Section 13 or 15(d) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), (3) the Company has filed all reports and other materials required to be filed by Section 13 or 15(d) of the Exchange Act, as applicable, during the preceding 12 months, other than Form 8-K reports, and (4) one year has elapsed since the Company has filed current “Form 10 information” with the Securities and Exchange Commission (the “SEC”) reflecting its status as an entity that is no longer a shell company.
     2.8 Power and Authorization. The Subscriber posses all requisite power and authority necessary to enter into and carry out the transactions contemplated by this Agreement. The execution and delivery of this Agreement, and performance of this Agreement, have been duly authorized by the Company as of the date hereof. This Agreement constitutes the valid and binding obligation of the Subscriber, enforceable in accordance with its terms. The execution and delivery by the Subscriber of this Agreement, and the purchase of the Warrants and the fulfillment of and compliance with the respective terms hereof and thereof by the Subscriber do not conflict with or result in a breach of the terms, condition or provisions of, or constitute a default under the organizational documents of, the Subscriber or any agreement, order, judgment or decree to which the Subscriber is subject or its property is bound.
     3. Representations and Warranties of the Company
     The Company represents and warrants to Subscriber that:
     3.1. Valid Issuance of Capital Stock. The total number of shares of all classes of capital stock which the Company will have authority to issue is 75,000,000 shares of Common Stock and 1,000,000 shares of preferred stock, par value $.0001 per share (the “Preferred Stock”). As of the date hereof, the Company has 2,875,000 shares of Common Stock and no shares of Preferred Stock issued and outstanding. All of the issued shares of capital stock of the Company have been duly authorized, validly issued, and are fully paid and non-assessable.
     3.2. Organization and Qualification. The Company is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware and is qualified to do business in every jurisdiction in which the failure to so qualify would reasonably be expected to have a material adverse effect on the financial condition, operating results or assets of the

Company. The Company possesses all requisite and authority necessary to enter into this Agreement and to carry out the transactions contemplated by this Agreement.
     3.3. Authorization; No Breach.
          (a) The execution and delivery of this Agreement, and performance of this Agreement have been duly authorized by the Company as of the date hereof. This Agreement constitutes the valid and binding obligation of the Company, enforceable in accordance with its terms.
          (b) The execution and delivery by the Company of this Agreement, and the sale and issuance of the Warrants and the fulfillment of and compliance with the respective terms hereof and thereof by the Company, do not and will not (i) conflict with or result in a breach of the terms, conditions or provisions of, (ii) constitute a default under, (iii) result in the creation of any lien, security interest, charge or encumbrance upon the Company’s capital stock or assets, (iv) result in a violation of, or (v) require any authorization, consent, approval, exemption or other action by or notice or declaration to, or filing with, any court or administrative or governmental body or agency pursuant to the Certificate of Incorporation of the Company or the by-laws of the Company, or any material law, statute, rule or regulation to which the Company is subject, or any agreement, order, judgment or decree to which the Company is subject or by which its property is bound, except for any filings required after the date hereof under federal or state securities laws.
     4. Legends
     4.1. Legend. The Company will issue the Warrants, and when issued, the Warrant Shares, purchased by the Subscriber in the name of the Subscriber. The Warrants will bear the following Legend or a legend to the following effect and appropriate “stop transfer” instructions:
“THE SECURITIES REPRESENTED BY THIS CERTIFICATE (INCLUDING THE SHARES OF COMMON STOCK OF THE COMPANY ISSUABLE UPON EXERCISE OF SUCH SECURITIES) HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR THE SECURITIES LAWS OF ANY STATE OR OTHER JURISDICTION AND NEITHER THE SECURITIES NOR ANY INTEREST THEREIN MAY BE OFFERED, SOLD, TRANSFERRED, PLEDGED OR OTHERWISE DISPOSED OF UNLESS REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, AND IF APPLICABLE, THE SECURITIES LAWS OF ANY APPLICABLE STATE OR OTHER JURISDICTION OR PURSUANT TO AN EXEMPTION FROM SUCH REGISTRATION AND UPON DELIVERY TO THE COMPANY OF AN OPINION OF COUNSEL SATISFACTORY TO THE COMPANY THAT SUCH REGISTRATION IS NOT REQUIRED. IN ADDITION, THE SECURITIES REPRESENTED BY THIS CERTIFICATE ARE SUBJECT TO CERTAIN TRANSFER RESTRICTIONS SET FORTH IN A WARRANT AGREEMENT AND UNDER A SECURITIES ESCROW AGREEMENT (THE “AGREEMENT”) AND MAY NOT BE OFFERED, SOLD, TRANSFERRED,

PLEDGED OR OTHERWISE DISPOSED DURING THE TERM OF THE ESCROW PERIOD (AS DEFINED IN THE AGREEMENT).”
SECURITIES EVIDENCED BY THIS CERTIFICATE AND SHARES OF COMMON STOCK OF THE COMPANY ISSUABLE UPON EXERCISE OF SUCH SECURITIES WILL BE ENTITLED TO REGISTRATION RIGHTS UNDER A REGISTRATION RIGHTS AGREEMENT.”
     The Warrant Shares shall bear the following Legend and appropriate “stop transfer” instructions:
“THE SECURITIES REPRESENTED HEREBY HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), OR THE SECURITIES LAWS OF ANY STATE OR OTHER JURISDICTION AND NEITHER THE SECURITIES NOR ANY INTEREST THEREIN MAY BE OFFERED, SOLD, TRANSFERRED, PLEDGED OR OTHERWISE DISPOSED OF UNLESS REGISTERED UNDER THE SECURITIES ACT AND, IF APPLICABLE, THE SECURITIES LAWS OF ANY APPLICABLE STATE OR OTHER JURISDICTION OR PURSUANT TO AN EXEMPTION FROM SUCH REGISTRATION AND UPON DELIVERY TO THE COMPANY OF AN OPINION OF COUNSEL SATISFACTORY TO THE COMPANY THAT SUCH REGISTRATION IS NOT REQUIRED.”
SECURITIES EVIDENCED BY THIS CERTIFICATE WILL BE ENTITLED TO REGISTRATION RIGHTS UNDER A REGISTRATION RIGHTS AGREEMENT TO BE EXECUTED BY THE COMPANY.
THE SECURITIES REPRESENTED BY THIS CERTIFICATE ARE SUBJECT TO THE TERMS AND CONDITIONS CONTAINED IN A SECURITIES ESCROW AGREEMENT (THE “AGREEMENT”) AND MAY NOT BE OFFERED, SOLD, TRANSFERRED, PLEDGED OR OTHERWISE DISPOSED DURING THE TERM OF THE ESCROW PERIOD (AS DEFINED IN THE AGREEMENT).”
     4.2. Subscriber’s Compliance. Nothing in this Section 4 shall affect in any way the Subscribers’ obligations and agreements to comply with all applicable securities laws upon resale of the Securities.
     4.3. Company’s Refusal to Register Transfer of the Securities. The Company shall refuse to register any transfer of the Securities, if in the sole judgment of the Company such purported transfer would not be made (i) pursuant to an effective registration statement filed under the Securities Act, or (ii) pursuant to an available exemption from the registration requirements of the Securities Act.
     5. Escrow. On the date of the final prospectus relating to the IPO, the holders of the Warrants shall enter into a securities escrow agreement (the “Escrow Agreement”) with Continental Stock Transfer & Trust Company, whereby the Warrants and when issued, the

Warrant Shares, shall be held in escrow during the period beginning on and including the date of the final prospectus relating to the IPO through and including the date specified in the final prospectus for the IPO.
     6. Securities Laws Restrictions.
     In addition to the restrictions contained in the Escrow Agreement and any insider letter, letter agreement or other similar agreement and the warrant agreement to be entered into between Continental Stock Transfer & Trust Company and the Company upon the consummation of the IPO, Subscriber agrees not to offer, sell, transfer, pledge or otherwise dispose of the Securities unless registered under the Securities Act and, if applicable, the securities laws of any applicable state or other jurisdiction or pursuant to an exemption from such registration and upon delivery to the Company of an opinion of counsel satisfactory to the Company that such registration is not required.
     7. Waiver of Redemption Rights and Liquidation Distributions.
     In connection with the Warrants purchased pursuant to this Agreement and the shares of Common Stock issuable upon exercise thereof, and with respect to any Common Stock purchased by Subscriber prior to the closing of the IPO, Subscriber hereby waives any and all redemption rights and waives any and all right, title, interest or claim of any kind in or to any liquidating distributions by the Company in the event of a liquidation of the Company upon the Company’s failure to timely complete a Business Combination. For purposes of clarity, in the event Subscriber purchases shares of Common Stock in the IPO or in the aftermarket, any additional shares so purchased shall be eligible to receive any liquidating distributions by the Company but no shares of Common Stock, Warrants, units or other securities owned by the Subscriber shall be entitled to redemption rights.
     8. Forfeiture of Warrants.
     8.1. Failure to Consummate Business Combination. The Warrants shall be forfeited to the Company in the event that the Company does not consummate a Business Combination within 24 months from the date of the final prospectus relating to the Company’s IPO (or 30 months in the event the Company has entered into a definitive agreement with respect to a business consummation and the stockholders have approved an extension for the purpose of consummating a Business Combination).
     8.2. Termination of Rights as Holder; Escrow. If the Warrants are forfeited in accordance with this Section 8, then after such time the Subscriber (or successor in interest), shall no longer have any rights as a holder of such Warrants, and the Company shall take such action as is appropriate to cancel such Warrants. To effectuate the foregoing, all certificates representing the Warrants shall be held in escrow as provided in Section 5 hereof. In addition, Subscriber hereby irrevocably grants the Company a limited power of attorney for the purpose of effectuating the foregoing.
     9. Rescission Right Waiver and Indemnification.

     9.1. Subscriber understands and acknowledges an exemption from the registration requirements of the Securities Act requires there be no general solicitation of purchasers of the Warrants. In this regard, if the IPO were deemed to be a general solicitation with respect to the Warrants, the offer and sale of such Warrants may not be exempt from registration and, if not, the Subscriber may have a right to rescind its purchase of the Warrants. In order to facilitate the completion of the IPO and in order to protect the Company, its stockholders and the Trust Account from claims that may adversely affect the Company or the interests of its stockholders, Subscriber hereby agrees to waive, to the maximum extent permitted by applicable law, any claims, right to sue or rights in law or arbitration, as the case may be, to seek rescission of its purchase of the Warrants. Subscriber acknowledges and agrees this waiver is being made in order to induce the Company to sell the Warrants to the Subscriber. Subscriber agrees the foregoing waiver of rescission rights shall apply to any and all known or unknown actions, causes of action, suits, claims or proceedings (collectively, “Claims”) and related losses, costs, penalties, fees, liabilities and damages, whether compensatory, consequential or exemplary, and expenses in connection therewith, including reasonable attorneys’ and expert witness fees and disbursements and all other expenses reasonably incurred in investigating, preparing or defending against any Claims, whether pending or threatened, in connection with any present or future actual or asserted right to rescind the purchase of the Warrants hereunder or relating to the purchase of the Warrants and the transactions contemplated hereby.
     9.2. Subscriber agrees not to seek recourse against the Trust Account for any reason whatsoever in connection with its purchase of the Warrants or any Claim that may arise now or in the future and waives any and all right, title, interest and Claims of any kind in or to, and any and all rights to seek payment of amounts due to it out of, the Trust Account and any monies or other assets in the Trust Account.
     9.3. Subscriber acknowledges and agrees the stockholders of the Company, Wachovia Capital Markets, LLC and Morgan Joseph & Co. Inc. are and shall be third-party beneficiaries of the foregoing provisions of this Agreement.
     9.4. Subscriber agrees that to the extent any waiver of rights under this Section 9 is ineffective as a matter of law, Subscriber has offered such waiver for the benefit of the Company as an equitable right that shall survive any statutory disqualification or bar that applies to a legal right. Subscriber acknowledges the receipt and sufficiency of consideration received from the Company hereunder in this regard.
     10. Terms of the Warrant
     The Warrants are substantially identical to the warrants included in the units offered in the IPO, except that: (i) the Warrants (including the shares of Common Stock issuable upon exercise of the Warrants) are subject to the transfer restrictions described in Section 5 and Section 6 of this Agreement, (ii) the Warrants are not redeemable by the Company so long as they are held by the Subscriber or its permitted assigns (as such term is defined in the Company’s final prospectus relating to the IPO), and (iii) the Warrants may be exercised on a cashless basis at any time after the Warrants become exercisable if held by the Subscriber or its permitted assigns.

     11. Governing Law and Jurisdiction; Waiver of Jury Trial
     This Agreement shall be governed by and construed in accordance with the laws of the State of New York for agreements made and to be wholly performed within such state. The parties hereto hereby waive any right to a jury trial in connection with any litigation pursuant to this Agreement and the transactions contemplated hereby.
     12. Assignment; Entire Agreement; Amendment
     12.1. Assignment. Neither this Agreement nor any rights hereunder may be assigned by any party to any other person other than by Subscriber to a person agreeing to be bound by the terms hereof.
     12.2. Entire Agreement. This Subscription Agreement sets forth the entire agreement and understanding between the parties as to the subject matter thereof and merges and supersedes all prior discussions, agreements and understandings of any and every nature among them.
     12.3. Amendment. Except as expressly provided in this Agreement, neither this Agreement nor any term hereof may be amended, waived, discharged or terminated other than by a written instrument signed by the party against whom enforcement of any such amendment, waiver, discharge or termination is sought.
     12.4. Binding upon Successors. This Agreement shall be binding upon and inure to the benefit of the parties hereto and to their respective heirs, legal representatives, successors and permitted assigns.
     13. Notices; Indemnity
     13.1 Notices. Unless otherwise provided herein, any notice or other communication to a party hereunder shall be sufficiently given if in writing and personally delivered or sent by facsimile or other electronic transmission with copy sent in another manner herein provided or sent by courier (which for all purposes of this Agreement shall include Federal Express or other recognized overnight courier) or mailed to said party by certified mail, return receipt requested, at its address provided for herein or such other address as either may designate for itself in such notice to the other. Communications shall be deemed to have been received when delivered personally, on the scheduled arrival date when sent by next day or 2-day courier service, or if sent by facsimile upon receipt of confirmation of transmittal or, if sent by mail, then three days after deposit in the mail. If given by electronic transmission, such notice shall be deemed to be delivered (a) if by electronic mail, when directed to an electronic mail address at which the stockholder has consented to receive notice; (b) if by a posting on an electronic network together with separate notice to the stockholder of such specific posting, upon the later of (1) such posting and (2) the giving of such separate notice; and (c) if by any other form of electronic transmission, when directed to the stockholder.

     13.2 Indemnification. Each party shall indemnify the other against any loss, cost or damages (including reasonable attorney’s fees and expenses) incurred as a result of such party’s breach of any representation, warranty, covenant or agreement in this Agreement.
     14. Counterparts
     This Agreement may be executed in one or more counterparts, all of which when taken together shall be considered one and the same agreement and shall become effective when counterparts have been signed by each party and delivered to the other party, it being understood that both parties need not sign the same counterpart. In the event that any signature is delivered by facsimile transmission or by e-mail delivery of a “.pdf” format data file, such signature shall create a valid and binding obligation of the party executing (or on whose behalf such signature is executed) with the same force and effect as if such facsimile or “.pdf” signature page were an original thereof.
     15. Survival; Severability
     15.1. Survival. The representations, warranties, covenants and agreements of the parties hereto shall survive the Closing.
     15.2. Severability. In the event that any provision of this Agreement becomes or is declared by a court of competent jurisdiction to be illegal, unenforceable or void, this Agreement shall continue in full force and effect without said provision; provided that no such severability shall be effective if it materially changes the economic benefit of this Agreement to any party.
     16. Headings.
     The titles and subtitles used in this Agreement are used for convenience only and are not to be considered in construing or interpreting this Agreement.

     This subscription is accepted by the Company on the 2nd day of June, 2008.

REGIAN ACQUISITION CORP.
By:	/s/ John P. McNicholas
	Name:	John P. McNicholas
	Title:	Co-Chief Executive Officer

REGIAN HOLDINGS, LLC
By:	/s/ John P. McNicholas
	Name:	John P. McNicholas
	Title:	Co-Manager